SCHEDULE 14A
                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
 [ ]  Preliminary Proxy Statement
 [X]  Definitive Proxy Statement
 [ ]  Definitive Additional Materials
 [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                           PATHOGENESIS CORPORATION
- -----------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                           PATHOGENESIS CORPORATION
- -----------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
 [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
 [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3).
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:
- -----------------------------------------------------------------------------

   (2) Aggregate number of securities to which transaction applies:
- -----------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
- -----------------------------------------------------------------------------

   (4) Proposed maximum aggregate value of transaction:
- -----------------------------------------------------------------------------

   Set forth the amount on which the filing fee is calculated and state how it was determined.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:
- -----------------------------------------------------------------------------

   (2) Form, Schedule or Registration Statement No.:
- -----------------------------------------------------------------------------

   (3) Filing Party:
- -----------------------------------------------------------------------------

   (4) Date Filed:
- -----------------------------------------------------------------------------

                           PATHOGENESIS CORPORATION
                           201 ELLIOTT AVENUE WEST
                          SEATTLE, WASHINGTON 98119

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of PathoGenesis Corporation:

   The Annual Meeting of Stockholders of PathoGenesis Corporation (the "Company") will be held at the offices of the Company, at 6:00 p.m., Pacific Daylight Savings Time, on July 10, 1996, for the following purposes:

   1. To elect two Directors to the Board of Directors for three-year terms.

   2. To consider and act upon a proposal to adopt the Company's 1996 Stock Option Plan for Non-Employee Directors.

   3. To ratify the appointment of KPMG Peat Marwick LLP as the independent accountants for the Company for the year ending December 31, 1996.

   4. To transact such other business as may properly come before the meeting.

   All stockholders are invited to attend the meeting. Stockholders of record at the close of business on May 13, 1996, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting. A complete list of stockholders entitled to notice of, and vote at, the meeting will be open to examination by the stockholders beginning ten days prior to the meeting for any purpose germane to the meeting during normal business hours at the office of the Secretary of the Company at 201 Elliott Avenue West, Seattle, Washington 98119.

   Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          MARVIN B. TEPPER
                                          Secretary

Seattle, Washington
May 20, 1996

                           PATHOGENESIS CORPORATION
                           201 Elliott Avenue West
                          Seattle, Washington 98119
                                (206) 467-8100

                               PROXY STATEMENT

   The accompanying proxy is solicited by the Board of Directors of PathoGenesis Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 6:00 p.m., Pacific Daylight Savings Time, on July 10, 1996, at the offices of the Company, and any adjournment thereof.

                          VOTING SECURITIES; PROXIES

   The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers and employees of the Company, without additional remuneration, may also solicit proxies personally by telefax and by telephone. In addition to mailing copies of this material to stockholders, the Company may request persons, and reimburse them for their expenses in connection therewith, who hold stock in their names or custody or in the names of nominees for others to forward such material to those persons for whom they hold stock of the Company and to request their authority for execution of the proxies.

   A majority of the outstanding shares of Common Stock, par value $.001 per share (the "Common Stock"), present in person or represented by proxy shall constitute a quorum at the Annual Meeting. The approval of a plurality of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for election of the nominees as Directors. In all matters other than the election of Directors, the affirmative vote of the majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for adoption of such matters, unless the vote of a greater number is required by the Company's Certificate of Incorporation, the Company's By-Laws or the General Corporation Law of the State of Delaware.

   The form of proxy solicited by the Board of Directors affords stockholders the ability to specify a choice among approval of, disapproval of, or abstention with respect to each matter to be acted upon at the Annual Meeting. Shares of Common Stock represented by the proxy will be voted, except as to matters with respect to which authority to vote is specifically withheld. Where the solicited stockholder indicates a choice on the form of proxy with respect to any matter to be acted upon, the shares will be voted as specified. Abstentions and broker non-votes will not have the effect of votes in opposition to a Director or "against" any other proposal to be considered at the Annual Meeting.

   All shares of Common Stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, the shares of Common Stock represented by such proxy will be voted FOR the Board's nominees for Director, FOR the approval of Proposal 2, FOR the approval of Proposal 3 and in accordance with the proxy-holder's best judgment as to any other matters raised at the Annual Meeting.

   A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, executing and delivering to the Company a later dated proxy reflecting contrary instructions or appearing at the Annual Meeting and taking appropriate steps to vote in person.

   At the close of business on May 13, 1996, 13,735,927 shares of Common Stock were outstanding and eligible for voting at the meeting. Each stockholder of record is entitled to one vote for each share of Common Stock held on all matters that come before the meeting. Only stockholders of record at the close of business on May 13, 1996 are entitled to notice of, and to vote at, the meeting.

   This proxy material is being mailed to stockholders commencing on or about May 20, 1996.

                                  PROPOSAL 1

                            ELECTION OF DIRECTORS

   The By-Laws of the Company provide that each Director serves from the date of election until the annual meeting of stockholders held in the third year following the year of his election and until his successor is elected and qualified. Each class consists, as nearly as practicable, of one-third of the total number of Directors serving on the Board of Directors. The specific number of Directors is set by a resolution adopted by a majority of the entire Board of Directors. The number of Directors is currently fixed at eight. The Company has nominated Alan R. Meyer and Michael J. Montgomery, each a current Director, for re-election to the Board of Directors for full three-year terms expiring in 1999. Officers are elected for one-year terms by the Board of Directors.

   The persons named in the accompanying proxy intend to vote for the election as Director of the nominees listed herein. Each nominee has consented to serve if elected. The Board of Directors has no reason to believe that either nominee will not serve if elected, but if either of them should become unavailable to serve as a Director, and if the Board of Directors designates a substitute nominee or nominees, the persons named as proxies will vote for the substitute nominee or nominees designated by the Board of Directors.

   The following table sets forth certain information with respect to each person who is currently a Director or executive officer of the Company and the individuals nominated and recommended to be elected by the Board of Directors of the Company and is based on the records of the Company and information furnished to it by such persons. Reference is made to "Security Ownership of Certain Beneficial Owners and Management" for information pertaining to stock ownership by each Director and executive officer of the Company and the nominees.

                    DIRECTORS AND OFFICERS OF THE COMPANY

   The Directors and executive officers of the Company, their positions held with the Company, their ages, and for Directors, the year their term as Director expires, are as follows:

                                                                             YEAR TERM AS
           NAME              AGE                 POSITIONS                 DIRECTOR EXPIRES
- -------------------------  -----  --------------------------------------  ----------------
Wilbur H. Gantz(1)           58   Chief Executive Officer, President and         1997
                                   Director
Alan R. Meyer                43   Senior Vice President, Chief Financial         1996
                                   Officer, Treasurer, Assistant
                                   Secretary and Director
A. Bruce Montgomery, M.D.    42   Senior Vice President, Research and
                                   Development
Marvin B. Tepper             64   Secretary
Lawrence C. Hoff(2)          67   Director                                       1997
Edward J. Mathias(3)         54   Director                                       1997
Michael J. Montgomery(3)     41   Director                                       1996
Talat M. Othman(1)(2)        60   Director                                       1998
Eugene L. Step(1)(3)         67   Director                                       1998
Fred Wilpon(1)(2)(3)         59   Director, Chairman of the Board                1998

- ------------

   (1) Member of Executive Committee.

   (2) Member of Compensation Committee.

   (3) Member of Audit/Finance Committee.

   The following is a brief summary of the background of each Director and executive officer of the Company:

   WILBUR H. GANTZ has been the Chief Executive Officer, President and a Director of the Company since March 1992. Prior to joining the Company, he was President of Baxter International Inc. ("Baxter"). Mr. Gantz joined Baxter in 1966 as Assistant to the President of the International Division. In 1975, he was promoted to President of the International Division, and in 1978, elected to the Board of Directors of Baxter. He was named President of Baxter in 1987, which position he held until joining the Company. Mr. Gantz resigned from the Board of Directors of Baxter in December 1993. In addition, Mr. Gantz is a director of the Gillette Company, W.W. Grainger, Inc. and Bank of Montreal.

   ALAN R. MEYER has been Senior Vice President, Treasurer and Assistant Secretary of the Company since July 1995, Chief Financial Officer and a Director of the Company since December 1992 and was a Vice President of the Company from December 1992 to July 1995. From 1991 to 1992, Mr. Meyer was Vice President and Chief Financial Officer of Oculon Corporation, a biopharmaceutical company. From 1989 to 1990, he was Vice President and Chief Financial Officer of HealthTech Services Corporation, a medical device company. From 1987 to 1988, he was Chief Financial Officer of Memtec America Corporation ("Memtec"), an industrial separations company. Before joining Memtec, Mr. Meyer was employed by Baxter Healthcare Corporation and Arthur Andersen & Co.

   A. BRUCE MONTGOMERY, M.D. has been Senior Vice President, Research and Development of the Company since July 1995 and was Vice President of Medical and Regulatory Affairs of the Company from December 1993 to July 1995. From 1989 to November 1993, Dr. Montgomery was Associate Director of Clinical Research at Genentech, Inc. where he was involved in the clinical development of Pulmozyme, an inhaled drug for cystic fibrosis patients. From 1988 to 1989 he was Assistant Professor of Medicine, Director of the Medical Intensive Care Unit, Pulmonary Disease Section, Department of Medicine, State University of New York, Stony Brook, New York. Previously Dr. Montgomery was Assistant Professor of Medicine in Residence, University of California, San Francisco and Cardiovascular Research Institute, Chest Service, San Francisco General Hospital. He is a co-inventor on two use patents related to aerosolized pentamidine, a drug for an AIDS-related infection. Dr. Montgomery is the brother of Michael J. Montgomery, a Director of the Company.

   MARVIN B. TEPPER has been Secretary of the Company since September 1992. He has been Executive Vice President and General Counsel of Sterling Equities, Inc. ("Sterling Equities") since 1989. Previously, Mr. Tepper was a partner in the law firm of Botein Hays & Sklar, New York, New York.

   LAWRENCE C. HOFF has been a Director of the Company since April 1992. He was President of The Upjohn Company ("Upjohn") from 1984 through 1991, Chief Operating Officer from 1987 through 1991 and a director from 1973 until Upjohn's merger in 1995. Mr. Hoff is also a director of Medimmune Inc., Curative Technologies Inc. and Alpha Beta Technologies, Inc. He is a past Chairman of the Pharmaceutical Manufacturers Association.

   EDWARD J. MATHIAS has been a Director of the Company since November 1994. He has been a Managing Director of The Carlyle Group, a Washington, D.C. merchant banking firm, since January 1994. Previously, Mr. Mathias was with
T. Rowe Price Associates, Inc. where he served on its Board of Directors and was a member of its Management Committee for over ten years. In addition, he is a director of U.S. Office Products Company and SIRROM Capital.

   MICHAEL J. MONTGOMERY has been a Director of the Company since July 1995. He has been a senior executive at DreamWorks SKG overseeing financial matters since January 1995. He was Executive Vice President and Chief Financial Officer of Euro Disney SCA from April 1993 to August 1994 and Vice President of The Walt Disney Company from 1989 to 1993 and Treasurer from 1991 to 1993. Previously, Mr. Montgomery was employed by Atlantic Richfield Company. Mr. Montgomery is the brother of Dr. Montgomery, Senior Vice President, Research and Development of the Company.

   TALAT M. OTHMAN has been a Director of the Company since September 1992. He has been Chairman and Chief Executive Officer of Grove Financial, Inc. since September 1995. He was President of Dearborn Financial, Inc. from 1984 to August 1995 and Chairman and Chief Executive Officer from 1993 to August

1995. He is also a director of Harken Energy Corporation, Hartmarx Corporation, as well as a director for the Middle East Policy Council in Washington, D.C. He also serves on the Advisory Board of Harvard University's Institute for Social and Economic Policy in the Middle East. He was founding President of the Mid-America Arab Chamber of Commerce as well as of the Midwest Chapter of the Forex Association of North America. From 1985 to 1987, he served as President of the Arab Bankers Association of North America.

   EUGENE L. STEP has been a Director of the Company since April 1992. He was Executive Vice President of Eli Lilly and Company ("Eli Lilly") from 1986 to 1992 and President of its Pharmaceutical Division from 1973 to 1992. He was also a director and a member of the Executive Committee of Eli Lilly. Mr. Step is a past Chairman of the Pharmaceutical Manufacturers Association and past President of the International Pharmaceutical Manufacturers Association. Mr. Step is currently a director of Medco Research Inc., CellGenesys Inc., Scios Inc., Guidant Corp. and GMIS Inc.

   FRED WILPON has been a Director of the Company since January 1992 and Chairman of the Board of Directors since May 1995. He is Co-Founder of and has been Chairman of the Board of Sterling Equities for over 20 years, and the President and Chief Executive Officer of the New York Mets baseball team for over ten years. Mr. Wilpon's business interests include real estate as well as other businesses. In addition, Mr. Wilpon is a director of Bear, Stearns & Co. Inc.

COMMITTEES OF THE BOARD OF DIRECTORS -- BOARD MEETINGS

   The Board of Directors has established an audit/finance, a compensation and an executive committee to assist it in the discharge of its responsibilities. The principal responsibilities of each committee and the members of each committee are described in the succeeding paragraphs. Actions taken by any committee of the Board are reported to the Board of Directors, usually at its next meeting or by written report. The Company's Board of Directors held six meetings during the fiscal year ended December 31, 1995. The Board of Directors does not have a nominating committee. This function is performed by the Executive Committee of the Board of Directors. All Directors attended at least 75% of the meetings held during the fiscal year ended December 31, 1995.

   The Audit/Finance Committee currently consists of Messrs. Mathias, Montgomery, Step (Chairman) and Wilpon, each of whom is an independent Director. The Audit/Finance Committee held one meeting during the fiscal year ended December 31, 1995. Each year it recommends the appointment of a firm of independent public accountants to examine the financial statements of the Company for the coming year. In making this recommendation, it reviews the nature of audit services rendered, or to be rendered, to the Company. It reviews with representatives of the independent public accountants the auditing arrangements and scope of the independent public accountants' examination of the financial statements, results of those audits, and any problems identified by the independent public accountants regarding internal accounting controls, together with their recommendations. It also meets with the Company's Chief Financial Officer to review reports on the functioning of the Company's programs for compliance with its policies and procedures regarding ethics and those regarding financial controls and internal auditing. This includes an assessment of internal controls within the Company based upon the activities of the Company's internal auditing staff as well as an evaluation of the performance of those staffs. The Audit/Finance Committee is also prepared to meet at any time upon request of the independent public accountants or the Chief Financial Officer to review any special situation arising in relation to any of the foregoing subjects.

   The Compensation Committee currently consists of Messrs. Hoff, Othman (Chairman) and Wilpon, each of whom is an independent Director. The Compensation Committee held two meetings during the fiscal year ended December 31, 1995. This Committee makes recommendations to the Board of Directors as to the salaries of the President and compensation of Directors. It also sets the salaries of the other elected officers and reviews salaries of certain other senior executives and employees of the Company. It grants incentive compensation to elected officers and other senior executives and is charged with the administration of the Company's 1992 Stock Option Plan and incentive programs. It also reviews and approves or makes recommendations to the Board of Directors on any proposed plan or program which would benefit primarily the senior executive group.

   The Executive Committee currently consists of Messrs. Gantz (Chairman), Othman, Step and Wilpon. The Executive Committee held 12 meetings during the fiscal year ended December 31, 1995. The Executive Committee has the authority to take all actions that the Board of Directors may take, subject to certain restrictions imposed by law.

COMPENSATION OF DIRECTORS

   The Directors do not receive cash compensation for service on the Board of Directors or on any of its Committees, but Directors may be reimbursed for certain expenses in connection with attendance at Board of Directors and Committee meetings. In July 1995, the Company's non-employee Directors were granted fully-vested options to purchase an aggregate of 62,500 shares of Common Stock at an exercise price of $12.00 per share under the Company's 1992 Stock Option Plan. In addition, subject to adoption by the stockholders, the Company's non-employee Directors will be entitled to receive annual grants of options to purchase Common Stock under the Company's proposed 1996 Stock Option Plan for Non-Employee Directors. See Proposal 2.

                            EXECUTIVE COMPENSATION

   The following table sets forth compensation paid or earned for the fiscal years ended December 31, 1995, December 31, 1994 and December 31, 1993 for those persons who were, at December 31, 1995, (i) the chief executive officer and (ii) the two other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION
                                          ---------------------------------------
                                                                    OTHER ANNUAL      ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR     SALARY      BONUS     COMPENSATION(1)   COMPENSATION
- --------------------------------  ------  ----------  ----------  ---------------  --------------
Wilbur H. Gantz                     1995    $279,510          --         --               --
 Chief Executive Officer and        1994     279,510          --         --               --
 President                          1993     266,200    $159,720         --               --
A. Bruce Montgomery, M.D.(2)        1995    $183,057    $ 63,665         --               --
 Senior Vice President, Research    1994     170,000      24,000         --               $58,318(3)
 and Development                    1993      14,167       8,000         --               --
Alan R. Meyer                       1995    $168,667    $ 58,800         --               --
 Senior Vice President and          1994     160,417      24,000         --               --
 Chief Financial Officer            1993     150,417      45,250         --               --

- ------------

   (1) Excludes items which are, in the aggregate, less than $50,000 or 10% of the total annual salary and bonus.

   (2) Dr. Montgomery was employed by the Company only for one month during the fiscal year ended December 31, 1993.

   (3) Represents amounts paid to Dr. Montgomery for moving expenses.

   The following table sets forth certain information concerning options granted to the Named Executive Officers during the fiscal year ended December 31, 1995.

                      OPTION GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS                                 POTENTIAL REALIZABLE
                           -----------------------------------------------------------   VALUE AT ASSUMED ANNUAL
                                                                                           RATES OF STOCK PRICE
                             NUMBER OF      PERCENT OF                                   APPRECIATION FOR OPTION
                             SECURITIES    TOTAL OPTIONS                                           TERM
                             UNDERLYING     GRANTED TO      EXERCISE OR                 ------------------------
                              OPTIONS      EMPLOYEES IN     BASE PRICE      EXPIRATION
           NAME              GRANTED(1)     FISCAL YEAR      ($/SHARE)        DATE          5%          10%
- -------------------------  ------------  ---------------  -------------   ------------  ----------  ------------
Wilbur H. Gantz                68,750          32%            $12.00          7/6/05      $518,838    $1,314,838
A. Bruce Montgomery, M.D.      25,000          12              12.00          7/6/05       188,668       478,123
Alan R. Meyer                  25,000          12              12.00          7/6/05       188,668       478,123

- ---------------

   (1) All options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant.

                    AGGREGATED OPTION EXERCISES DURING THE
                     FISCAL YEAR ENDED DECEMBER 31, 1995
                      AND FISCAL YEAR END OPTION VALUES

   The following table sets forth certain information concerning the number and value of securities underlying exercisable and unexercisable stock options as of the fiscal year ended December 31, 1995 by the Named Executive Officers. No options were exercised by any of the Named Executive Officers during the fiscal year ended December 31, 1995.

                        FISCAL YEAR-END OPTION VALUES

                                 NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                              OPTIONS AT FISCAL YEAR END        AT FISCAL YEAR END(1)
                           ------------------------------  ------------------------------
           NAME              EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- -------------------------  -------------  ---------------  -------------  ---------------
Wilbur H. Gantz                131,250             --         $62,500(2)            --
A. Bruce Montgomery, M.D.       13,280         46,095           9,375(3)       $ 9,375(3)
Alan R. Meyer                   31,250         56,250          31,250(4)        31,250(4)

- ------------

   (1) These figures are based on a fair market value of the Common Stock at December 29, 1995 of $11.00 per share, the closing price of the Common Stock as reported on the NASDAQ National Market as of such date.

   (2) On February 10, 1993, Wilbur H. Gantz was granted options to purchase 62,500 shares of Common Stock at a fair market value of $10.00 per share. Only options related to the 62,500 shares have been included in the "in-the-money" calculation as all other grants were at an exercise price higher than the year-end closing price of Common Stock.

   (3) On December 1, 1993, A. Bruce Montgomery was granted options to purchase 18,750 shares of Common Stock at a fair market value of $10.00 per share of which 9,375 options were exercisable at year-end. Only the options related to the 18,750 shares have been included in the "in-the-money" calculations as all other grants were at an exercise price higher than the year-end closing price of Common Stock.

   (4) On February 9, 1993, Alan Meyer was granted options to purchase 62,500 shares of Common Stock at a fair market value of $10.00 per share of which 31,250 options were exercisable at year-end. Only the options related to the 62,500 shares have been included in the "in-the-money" calculations as all other grants were at an exercise price higher than the year-end closing price of Common Stock.

                            EMPLOYMENT AGREEMENTS

   Wilbur H. Gantz has entered into a five-year employment agreement with the Company which commenced in March 1992. Under the terms of Mr. Gantz's employment agreement (the "Gantz Employment Agreement"), Mr. Gantz is entitled to receive an annual base salary and bonus (up to 60% of his annual base salary) as determined by the Board of Directors. Mr. Gantz is also entitled to receive benefits offered to the Company's employees generally. The Gantz Employment Agreement provides that the employment of Mr. Gantz may be terminated by the Company for "cause." "Cause" is defined as (i) willful and repeated failure by Mr. Gantz to perform his duties under the Gantz Employment Agreement, which failure is not remedied within 30 days after written notice from the Company; (ii) conviction of Mr. Gantz for a felony;
(iii) Mr. Gantz's dishonesty or willfully engaging in conduct that is demonstrably and materially injurious to the Company; or (iv) willful violation by Mr. Gantz of any provision of the Gantz Employment Agreement which violation is not remedied within 30 days after written notice from the Company. In addition, Mr. Gantz may terminate his employment if (i) the Company substantially reduces his duties, position, authority or responsibility under the Gantz Employment Agreement and does not reinstate the same within 30 days or (ii) the Company breaches its obligations with regard to Mr. Gantz's compensation, expenses and benefits.

   The Gantz Employment Agreement provides for successive renewal periods of one year after the initial term unless either party elects not to renew such agreement. The agreement also contains a provision prohibiting Mr. Gantz from competing with the Company for a one year period following termination of his employment.

   In conjunction with the Gantz Employment Agreement, Mr. Gantz entered into a Stock Subscription and Stock Repurchase Agreement (the "Stock Agreement") pursuant to which he purchased 281,250 shares of Common Stock at $.08 per share. The Stock Agreement provides for the repurchase of any such shares issued to Mr. Gantz which have not yet vested at the time Mr. Gantz ceases to be an employee of the Company. As of December 31, 1995, 56,250 shares of Common Stock remain subject to repurchase by the Company.

   A. Bruce Montgomery, M.D. has entered into an employment agreement with the Company which extends until May 1997. Under the terms of Dr. Montgomery's employment agreement (the "Montgomery Employment Agreement"), Dr. Montgomery is entitled to receive an annual base salary and bonus (up to 30% of his annual base salary) as determined by the Board of Directors. Dr. Montgomery is also entitled to receive benefits offered to the Company's employees generally. The Montgomery Employment Agreement provides that the employment of Dr. Montgomery may be terminated by the Company for "cause." "Cause" is defined as (i) willful and repeated failure by Dr. Montgomery to perform his duties under the Montgomery Employment Agreement, which failure is not remedied within 30 days after written notice from the Company; (ii) conviction of Dr. Montgomery for a felony; (iii) Dr. Montgomery's dishonesty or willfully engaging in conduct that is demonstrably and materially injurious to the Company; or (iv) willful violation by Dr. Montgomery of any provision of the Montgomery Employment Agreement which violation is not remedied within 30 days after written notice from the Company. The agreement also contains a provision prohibiting Dr. Montgomery from competing with the Company for a one year period following termination of his employment.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Company's Compensation Committee currently consists of Messrs. Hoff, Othman (Chairman) and Wilpon. None of these individuals has ever served as an executive officer or an employee of the Company. In addition, no executive officer of the Company has ever served as (i) a member of the compensation committee or equivalent of another entity, one of whose executive officers served on the Compensation Committee, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or (iii) a member of the compensation committee or equivalent of another entity, one of whose executive officers served as a director of the Company.

                COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

   The Compensation Committee establishes objectives for the Company's senior executive officers, sets the compensation of Directors, executive officers and other employees of the Company and is charged with the administration of the Company's 1992 Stock Option Plan.

GENERAL POLICIES REGARDING COMPENSATION OF EXECUTIVE OFFICERS

   The Company's executive compensation policies are intended (1) to attract and retain high quality managerial and executive talent and to motivate these individuals to maximize shareholder returns, (2) to afford appropriate incentives for executives to produce sustained superior performance, and (3) to reward executives for superior individual contributions to the achievement of the Company's business objectives. The Company's compensation structure consists of base salary, annual cash bonuses and stock options. Together these components link each executive's compensation directly to individual and Company performance.

   Salary. Base salary levels reflect individual positions, responsibilities, experience, leadership, and potential contribution to the success of the Company. Actual salaries vary based on the Compensation Committee's subject assessment of the individual executive's performance and the Company's performance.

   Bonuses. Executive officers are eligible to receive cash bonuses based on the Compensation Committee's assessment of the respective executive's individual performance and the performance of the Company. In its evaluation of executive officers and the determination of incentive bonuses, the Compensation Committee does not assign quantitative relative weights to different factors and follow mathematical formula. Rather, the Compensation Committee makes its determination in each case after considering the factors it deems relevant.

   Stock Options. Stock options, which are granted at the fair market value of the Common Stock on the date of grant, are currently the Company's sole long term compensation vehicle. The stock options are intended to provide employees with sufficient incentive to manage from the perspective of an owner with an equity stake in the business.

   In determining the size of individual options grants, the Compensation Committee considers the aggregate number of shares available for grant, the number of individuals to be considered for an award of stock options, and the range of potential compensation levels that the option awards may yield. The number and timing of stock option grants to executive officers are decided by the Compensation Committee based on its subjective assessment of the performance of each grantee. In determining the size and timing of option grants, the Compensation Committee weighs any factors it considers relevant and gives such factors the relative weight it considers appropriate under the circumstances then prevailing. While an ancillary goal of the Compensation Committee in awarding stock options is to increase the stock ownership of the Company's management, the Compensation Committee does not, when determining the amount of stock options to award, consider the amount of stock already owned by an officer. The Compensation Committee believes that to do so could have the effect of inappropriately or inequitably penalizing or rewarding executives based upon their personal decisions as to stock ownership and option exercises.

   In 1993, the Internal Revenue Code was amended to limit the deductibility of compensation paid to certain executives in excess of $1 million. Compensation not subject to the limitation includes certain compensation payable solely because an executive attains performance goals ("performance-based compensation"). The Company's compensation deduction for a particular executive's total compensation, including compensation realized from the exercise of stock options, will be limited to $1 million. The Compensation Committee believes that the compensation paid by the Company in the fiscal year ended December 31, 1995 will not result in any material loss of tax deductions for the Company.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

   Mr. Gantz's base salary for the fiscal year ended December 31, 1995 was determined by the terms of his employment agreement for the five year period which commenced in March 1992 described elsewhere in this proxy statement. In July 1995, the Compensation Committee granted Mr. Gantz options pursuant to the Company's 1992 Stock Option Plan to purchase 68,750 shares of Common Stock at a fair market value of $12.00 per share in recognition of Mr. Gantz's leadership and contributions during 1995 as the Company's Chief Executive Officer and President. Mr. Gantz was instrumental in the initiation, negotiation and successful completion of the Company's initial public offering in November 1995. In addition, Mr. Gantz has maintained and enhanced a strong record in technology, innovation, quality and management efficiency and provided strong leadership to the Company's management team, and aggressively pursued new areas for growth. The Compensation Committee believes Mr. Gantz has made significant contributions to the Company's development of its drug candidates and the future marketing of such proposed products.

COMPENSATION COMMITTEE

Talat M. Othman (Chairman)
Lawrence C. Hoff
Fred Wilpon

                              PERFORMANCE GRAPH

   The graph below compares the cumulative total shareholder return on the Common Stock since November 21, 1995 (the date the Common Stock began trading on NASDAQ National Market) through March 29, 1996 with the cumulative total return on the NASDAQ National Market Total Return Index and the NASDAQ Pharmaceutical Stocks Index. Total return values were calculated based on the assumption of $100 invested and on cumulative total return values assuming reinvestment of dividends. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                    COMPARISON OF CUMULATIVE TOTAL RETURN
 AMONG PATHOGENESIS CORPORATION, NASDAQ STOCK MARKET TOTAL RETURN INDEX AND A
                      NASDAQ PHARMACEUTICAL STOCKS INDEX
                                 (IN DOLLARS)


                               [GRAPHIC OMITTED]


 CRSP TOTAL RETURNS INDEX FOR:   11/22/95    11/30/95    12/29/95    1/31/96    2/29/96    3/29/96
- -----------------------------  ----------  ----------  ----------  ---------  ---------  ---------
PathoGenesis Corp. Index          100.0       102.5       110.0       163.8      142.5      163.8
Nasdaq Market Index               100.0       103.9       103.3       103.9      107.8      108.1
Nasdaq Pharmaceuticals            100.0       104.7       120.8       130.8      128.4      125.7
SIC 2830-2839 US & Foreign

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of May 13, 1996, by (i) each person or group who is known by the Company to own beneficially more than five percent of the Common Stock, (ii) each of the Company's Directors, (iii) each of the Named Executive Officers and (iv) all current executive officers and Directors as a group.

                                                         NUMBER OF SHARES       PERCENT
                                                           BENEFICIALLY       BENEFICIALLY
NAME AND ADDRESS                                             OWNED(1)            OWNED
- -----------------------------------------------------  -------------------  --------------
PathoGenesis Investment Partners L.P. I and II(2)              711,525            5.2%
 c/o The Carlyle Group
 1001 Pennsylvania Avenue N.W.
 Washington, D.C. 20004
Baxter Healthcare Corporation                                  700,000            5.1%
 1 Baxter Parkway
 Deerfield, Illinois 60015
Fred Wilpon(3)                                                 687,500            5.0%
 c/o Sterling PathoGenesis Company
 575 Fifth Avenue
 New York, New York 10017
Marvin B. Tepper(4)                                            681,250            5.0%
 c/o Sterling PathoGenesis Company
 575 Fifth Avenue
 New York, New York 10017
Wilbur H. Gantz(5)                                             482,025            3.5%
 c/o PathoGenesis Corporation
 201 Elliott Avenue West
 Seattle, Washington 98119
Lawrence C. Hoff(6)                                             11,250             *
 12821 Marsh Landing
 Palm Beach Gardens, Florida 33418
Edward J. Mathias(7)                                             6,250             *
 c/o The Carlyle Group
 1001 Pennsylvania Avenue N.W.
 Washington, D.C. 20004
Alan R. Meyer(8)                                                50,875             *
 c/o PathoGenesis Corporation
 201 Elliott Avenue West
 Seattle, Washington 98119
Michael J. Montgomery(9)                                        12,500             *
 c/o DreamWorks SKG
 100 Universal Plaza
 Bungalow 477
 Universal City, California 91608
Talat Othman(10)                                                12,500             *
 c/o Grove Financial, Inc.
 3800 N. Wilkie Rd., Suite 455
 Arlington Hts., Illinois 60004
Eugene L. Step(11)                                              17,500             *
 741 Round Hill Road
 Indianapolis, Indiana 46260
A. Bruce Montgomery, M.D.(12)                                   22,930             *
 c/o PathoGenesis Corporation
 201 Elliott Avenue West
 Seattle, Washington 98119
All Directors and Executive Officers as a group of 10
 persons(3)(4)(5)(6)(7)(8)(9)(10)(11)(12)                    1,315,830            9.6%

                                                  (See footnotes on next page)

- ------------

   *    Less than 1.0%

   (1) Unless otherwise indicated, the persons named in the table above have sole voting and investment power with respect to all Common Stock beneficially owned by them, subject to applicable community property laws.

   (2) Includes 505,000 shares of Common Stock held by PathoGenesis Investment Partners L.P. I and 176,042 shares of Common Stock held by PathoGenesis Investment Partners L.P. II. Also includes warrants to purchase 30,483 shares of Common Stock held by The Carlyle Group. The Carlyle Group is the general partner of PathoGenesis Investment Partners L.P. I and PathoGenesis Investment Partners L.P. II. The Carlyle Group does not beneficially own any shares of Common Stock other than through PathoGenesis Investment Partners L.P. I and PathoGenesis Investment Partners L.P. II and through such warrants.

   (3) Represents (i) 668,750 shares of Common Stock held by Sterling PathoGenesis Company, of which Mr. Wilpon is managing partner and
        (ii) options to purchase 18,750 shares of Common Stock.

   (4) Represents (i) 668,750 shares of Common Stock held by Sterling PathoGenesis Company, of which Mr. Tepper is a partner and (ii) options to purchase 12,500 shares of Common Stock.

   (5) Includes (i) 112,500 shares of Common Stock held by The Wilbur H. Gantz 1992 Irrevocable Children's Trust, (ii) 18,750 shares of Common Stock held by The Wilbur H. Gantz 1992 Irrevocable GST Trust, (iii) 3,750 shares of Common Stock held by The Wilbur H. Gantz Children's Graduate School Trust and (iv) options to purchase 131,250 shares of Common Stock. Mr. Gantz is the trustee of the foregoing trusts and disclaims beneficial ownership of the Common Stock held thereby. Includes 1,875 shares of Common Stock held by Mr. Gantz's wife and 23,900 shares of Common Stock held by the Linda T. Gantz Revocable Trust. Does not include 15,000 shares of Common Stock held by certain relatives of Mr. Gantz. Wilbur H. Gantz disclaims beneficial ownership of the Common Stock held by his wife and relatives.

   (6) Represents (i) 5,000 shares of Common Stock held by the Lawrence C. Hoff Trust and (ii) options to purchase 6,250 shares of Common Stock.

   (7) Includes options to purchase 6,250 shares of Common Stock. Does not include 681,042 shares of Common Stock and warrants to purchase 30,483 shares of Common Stock held by The Carlyle Group. Mr. Mathias is a managing director of The Carlyle Group. Mr. Mathias does not have or share voting or investment power for the shares held by PathoGenesis Investment Partners L.P. I and PathoGenesis Investment Partners L.P. II.

   (8)  Includes options to purchase 46,875 shares of Common Stock.

   (9) Includes options to purchase 6,250 shares of Common Stock. Does not include shares beneficially owned by A. Bruce Montgomery.

   (10) Represents options to purchase 12,500 shares of Common Stock.

   (11) Includes options to purchase 12,500 shares of Common Stock.

   (12) Includes options to purchase 8,594 shares of Common Stock. Does not include shares beneficially owned by Michael J. Montgomery.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The Company rents office space in New York, New York from an affiliate of Sterling PathoGenesis Company ("Sterling"), a founding stockholder of the Company, pursuant to an oral lease, at an annual rental of $49,500. The Company believes such annual rate to be comparable to a rate which could be obtained from an independent third party. Messrs. Fred Wilpon and Marvin B. Tepper are two of the partners of Sterling.

   On November 4, 1992, the Company and Michael Hernandez entered into an employment termination agreement. Pursuant to such agreement, Mr. Hernandez resigned as an Executive Vice President and Chief Financial Officer of the Company and was engaged as a consultant, at the rate of

$220,000 per year. Such agreement terminated on April 4, 1995. Pursuant to the agreement, the Company reacquired 71,875 of Mr. Hernandez's 181,250 shares of Common Stock for a total payment of $3,750 and the cancellation of the $250,000 promissory note he had made in favor of the Company. With respect to the 109,375 shares of Common Stock Mr. Hernandez retained, he will have the opportunity to register those shares on a similar basis as the Company's officers and Directors.

   The founders, several Directors and members of management purchased an aggregate of 1,870,000 shares of Common Stock at a price of $.08 per share between December 1991 and April 1992. In addition, certain of these individuals purchased an aggregate of 1,759,792 shares of Common Stock in the 1992 Private Placement and the 1994 Private Placement for $10.00 per share and $12.00 per share, respectively, for an aggregate of $18,252,500.

   In 1993, the Company entered into a license and manufacturing agreement with Baxter International, Inc. ("Baxter") to obtain exclusive, worldwide rights to a monoclonal antibody targeted against pseudomonas bacteria. Under the agreement, the Company was to make certain fixed payments to Baxter International upon accomplishment of certain milestones. The Company paid $550,000 for these rights and the Company was responsible for clinical trials, sales, marketing and regulatory affairs related to the antibody. In 1994, the Company decided to cease development of this drug candidate. The Company believes that it has adequately provided for the costs associated with this decision.

   In 1993, the Company also entered into a development agreement with Baxter Healthcare Corporation ("Baxter Healthcare") pursuant to which Baxter Healthcare assisted the Company with its research and development activities relating to tobramycin for inhalation. The Company paid Baxter Healthcare research and development fees of $923,100. The Company has entered into an additional development agreement dated as of August 15, 1994 with Baxter Healthcare pursuant to which Baxter Healthcare will continue assisting the Company in developing its tobramycin for inhalation product. As of December 31, 1995, the Company has paid Baxter Healthcare $209,500 under this agreement.

   On January 30, 1995, the Company entered into a consulting agreement with Dr. George Todaro, former Senior Vice President and Scientific Director of the Company, which agreement terminated on December 31, 1995. Until December 31, 1995, Dr. Todaro was compensated at an annualized rate of $161,000 and received an additional $30,000 for reasonable out-of-pocket costs associated with relocation and maintenance of an office facility. Dr. Todaro has previously purchased 243,750 shares of Common Stock at a price of $.08 per share, of which 45,000 shares did not vest and have been repurchased by the Company at a price of $.08 per share.

   On June 6, 1995, the Company entered into a new agreement with Dr. Robert Nowinski, former Chairman of the Board of the Company, which will terminate on April 30, 1998. Pursuant to such agreement, Dr. Nowinski serves as the Chairman Emeritus of the Company and has agreed to provide the Company with advice, assistance and consultation with regard to its scientific programs and strategies, as well as its financing activities. Dr. Nowinski receives annual compensation of $280,000 and, until April 30, 1996, payment of office costs and associated expenses up to $6,250 per month. He is also entitled to the same health, medical and dental insurance benefits that are generally made available to all employees of the Company. The Company is obligated to provide Dr. Nowinski with the full compensation and benefits which he otherwise would be entitled to receive under this agreement regardless of whether or not his services are utilized thereunder and regardless of whether or not his service is terminated prior to the expiration of such agreement, and irrespective of the reason for any such termination. In addition, Dr. Nowinski has the right to accelerate the payments due in the third year of his agreement to April 30, 1997, with such payment amount discounted based on the present value thereof. Dr. Nowinski has previously purchased 281,250 shares of Common Stock at a price of $0.08 per share. He also holds fully-vested options, exercisable through July 29, 1998, to purchase an additional 125,000 shares of Common Stock at an exercise price of $10.00 per share.

                                  PROPOSAL 2

              1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

APPROVAL OF THE 1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

   The Company's Board of Directors has adopted the 1996 Stock Option Plan for Non-Employee Directors (the "1996 Plan"). The 1996 Plan is being submitted to stockholders for approval.

   A description of the 1996 Plan, which is attached hereto as Annex A, appears below.

   The purpose of the 1996 Plan is to promote the interests of the Company and its stockholders by increasing the proprietary and vested interest of non-employee directors in the growth and performance of the Company.

   The 1996 Plan provides for awards of nonqualified options to Directors ("Eligible Directors") of the Company who are not employees of the Company or its affiliates and who have not, within one year immediately preceding the determination of such Director's eligibility, received any award under any other plan of the Company or its affiliates that entitles the participants therein to acquire stock, stock options or stock appreciation rights of the Company or its affiliates (other than options granted prior to the effective date of the Company's initial public offering or options granted under any other plan under which participants' entitlements are governed by provisions meeting the requirements of Rule 16b-3(c)(2)(ii) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act")). The options shall be exercisable in whole or in part at all times during the period beginning on the date of grant until the earlier of (i) ten years from the date of grant and (ii) one year from the date on which an optionee ceases to be an Eligible Director. The exercise price per share of Common Stock shall be 100% of the fair market value per share on the date the option is granted.

   Pursuant to the 1996 Plan, subject to stockholder approval, in January 1996, each non-employee Director was awarded an Annual Grant (as defined below). In addition, upon first election or appointment to the Board, each newly elected Eligible Director will be granted an option to purchase 10,000 shares of Common Stock (the "Initial Grant"). Immediately following each Annual Meeting of the Stockholders commencing with the meeting following the close of fiscal year 1996, (i) the Eligible Director serving as Chairman of the Board will be granted an option to purchase 8,000 shares of Common Stock,
(ii) each Eligible Director serving on the Executive Committee of the Board, will be granted an option to purchase 6,000 shares of Common Stock; and (iii) each remaining Eligible Director, will be granted an option to purchase 4,000 shares of Common Stock (each grant under (i), (ii) and (iii), an "Annual Grant"). No Director may be awarded more than one Initial Grant and no Director may be awarded both an Initial Grant and an Annual Grant in any 12 month period.

   The maximum number of shares of Common Stock in respect of which awards may be granted under the 1996 Plan is 300,000. Shares of Common Stock subject to awards that are forfeited, terminated, cancelled or settled without the delivery of Common Stock will again be available for awards. Also, shares tendered to the Company in satisfaction or partial satisfaction of the exercise price of any award will increase the number of shares available for awards to the extent permitted by Rule 16b-3 under the Exchange Act. The shares of Common Stock to be delivered under the 1996 Plan will be made available from the authorized but unissued shares of Common Stock or from treasury shares.

   The 1996 Plan will be administered by the Board of Directors. Subject to the provisions of the 1996 Plan, the Board is authorized to interpret the 1996 Plan, to establish, amend, and rescind any rules and regulations relating to it and to make all other determinations necessary or advisable for its administration; provided, however, that the Board has no discretion with respect to the selection of Directors to receive options, the number of shares of Common Stock subject to any such options, the purchase price thereunder or the timing of grants of options. The determinations of the Board in the administration of the 1996 Plan, as described herein, shall be final and conclusive.

   The exercise price of options may be satisfied in cash or, unless otherwise determined by the Board, by exchanging shares of Common Stock owned by the optionee, or by a combination of cash and shares of Common Stock. The ability to pay the option exercise price in shares of Common Stock would enable an optionee to engage in a series of successive stock-for-stock exercises of an option and thereby fully exercise an option with little or no cash investment.

   The options granted under the 1996 Plan may not be assigned or transferred, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

   No award may be granted under the 1996 Plan after the day following the tenth Annual Meeting of Stockholders at which Directors are elected succeeding the annual meeting at which the 1996 Plan is approved by stockholders.

NEW PLAN BENEFITS

   The following table sets forth the stock options that the individuals and groups referred to below will receive in 1996 if the 1996 Plan is approved by the Company's stockholders at this Annual Meeting. Executive officers and employee-directors of the Company are not eligible to participate in the 1996 Plan.

                              NEW PLAN BENEFITS

              1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                   NAME AND POSITION                      DOLLAR VALUE ($)     NUMBER OF UNITS
- ------------------------------------------------------  ------------------  -------------------
Wilbur H. Gantz(a)
 Chief Executive Officer and President                         --                    --
A. Bruce Montgomery(a)
 Senior Vice President, Research and Development               --                    --
Alan R. Meyer(a)
 Senior Vice President and Chief Financial Officer             --                    --
Non-Executive Director Group                                   (b)               32,000
Non-Executive Officer Employee Group                           --                    --

- ------------

   (a) Mr. Gantz, Dr. Montgomery and Mr. Meyer are not eligible to participate in the 1996 Plan.

   (b) Dollar value is dependent upon the future share price of the Company's Common Stock.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE 1996 PLAN UNDER CURRENT LAW

   When an optionee exercises an option, the difference between the option price and any higher fair market value of the shares of Common Stock, generally on the date of exercise, will be ordinary income to the optionee and generally will be allowed as a deduction for federal income tax purposes to the Company.

   Any gain or loss realized by an optionee on disposition of the Common Stock acquired upon exercise of an option generally will be capital gain or loss to such optionee, long-term or short-term depending on the holding period, and will not result in any additional tax consequences to the Company. The optionee's basis in the shares for determining gain or loss on the disposition will generally be the fair market value of such shares determined generally at the time of exercise. Certain additional special rules apply if the exercise price for an option is paid in shares of Common Stock previously owned by the optionee rather than in cash.

   The foregoing discussion summarizes the federal income tax consequences of the 1996 Plan based on current provisions of the Internal Revenue Code which are subject to change. This summary does not cover any state or local tax consequences of participation in the 1996 Plan.

   The 1996 Plan is not subject to any provision of ERISA and is not qualified under Section 401(a) of the Code.

   The Board of Directors recommends a vote FOR the approval of the 1996 Stock Option Plan for Non-Employee Directors, which is designated as Proposal 2 on the enclosed proxy card.

                                  PROPOSAL 3

                   RATIFICATION OF INDEPENDENT ACCOUNTANTS

   The Board of Directors of the Company has appointed KPMG Peat Marwick LLP as independent accountants for the 1996 fiscal year and to render other professional services as required.

   The appointment of KPMG Peat Marwick LLP is being submitted to stockholders for ratification.

   Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

   The Board of Directors recommends a vote FOR the ratification of KPMG Peat Marwick LLP as independent accountants of the Company, which is designated as Proposal 3 on the enclosed proxy card.

                                ANNUAL REPORT

   The Annual Report of the Company for the fiscal year ended December 31, 1995 is being mailed to stockholders with this proxy statement.

                 DEADLINE FOR STOCKHOLDER PROPOSALS FOR 1997

   Stockholder proposals intended to be considered for inclusion in the proxy statement for presentation at the Company's 1997 Annual Meeting of Stockholders must be received at the Company's offices at 201 Elliott Avenue West, Seattle, Washington 98119 no later than January 20, 1997, for inclusion in the Company's proxy statement and form of proxy relating to such meeting. All proposals must comply with applicable Commission rules and regulations.

                                OTHER MATTERS

   The Board of Directors is not aware of any other matter other than those set forth in this proxy statement that will be presented for action at the meeting. If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.

THE COMPANY UNDERTAKES TO PROVIDE ITS STOCKHOLDERS WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUESTS FOR SUCH REPORT SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, PATHOGENESIS CORPORATION, 201 ELLIOTT AVENUE WEST, SEATTLE, WASHINGTON 98119.

             ANNEX A TO PATHOGENESIS CORPORATION PROXY STATEMENT
                   FOR 1996 ANNUAL MEETING OF STOCKHOLDERS

                           PATHOGENESIS CORPORATION

              1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

1. PURPOSE

   The purpose of the PathoGenesis Corporation 1996 Stock Option Plan for Non-Employee Directors (the "Plan") is to promote the interests of PathoGenesis Corporation (the "Company") and its stockholders by increasing the proprietary and vested interest of non-employee directors in the growth and performance of the Company by granting such directors options to purchase shares of Common Stock, par value $.001 per share (the "Shares"), of the Company.

2. ADMINISTRATION

   The Plan shall be administered by the Company's Board of Directors (the "Board"). Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Board shall have no discretion with respect to the selection of directors to receive options, the number of Shares subject to any such options, the purchase price thereunder or the timing of grants of options under the Plan. The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

3. ELIGIBILITY

   The class of individuals eligible to receive grants of options under the Plan shall be directors of the Company who are not employees of the Company or its affiliates and who have not, within one year immediately preceding the determination of such director's eligibility, received any award under any other plan of the Company or its affiliates that entitles the participants therein to acquire stock, stock options or stock appreciation rights of the Company or its affiliates (other than options granted prior to November 21, 1995 or options granted under any other plan under which participants' entitlements are governed by provisions meeting the requirements of Rule 16b-3(c)(2)(ii) promulgated under the Securities Exchange Act of 1934) ("Eligible Directors"). Any holder of an option granted hereunder shall hereinafter be referred to as a "Participant."

4. SHARES SUBJECT TO THE PLAN

   Subject to adjustment as provided in Section 6, an aggregate of 300,000 Shares shall be available for issuance upon the exercise of options granted under the Plan. The Shares deliverable upon the exercise of options may be made available from authorized but unissued Shares or treasury Shares. If any option granted under the Plan shall terminate for any reason without having been exercised, the Shares subject to, but not delivered under, such option shall be available for other options. If any option granted under the Plan is exercised through the delivery of Shares, the number of Shares available for issuance upon the exercise of options shall be increased by the number of Shares surrendered, to the extent permissible under Rule 16b-3.

5. GRANT, TERMS AND CONDITIONS OF OPTIONS

   (a) Effective January 25, 1996, subject to approval of the Plan by the stockholders of the Company, (i) the Eligible Director serving as Chairman of the Board will be granted an option to purchase 8,000

Shares; (ii) each Eligible Director serving on the Executive Committee of the Board will be granted an option to purchase 6,000 Shares; and (iii) each remaining Eligible Director will be granted an option to purchase 4,000 Shares. No Eligible Director shall be awarded more than one grant pursuant to this paragraph 5(a).

   (b) Upon first election or appointment to the Board, each newly elected Eligible Director will be granted an option to purchase 10,000 Shares.

   (c) Immediately following each Annual Stockholders Meeting, commencing with the meeting following the close of fiscal year 1996, (i) an Eligible Director serving as Chairman of the Board, other than an Eligible Director first elected to the Board within the 12 months immediately preceding and including such meeting, will be granted an option to purchase 8,000 Shares;
(ii) each Eligible Director serving on the Executive Committee of the Board, other than an Eligible Director first elected to the Board within the 12 months immediately preceding and including such meeting, will be granted an option to purchase 6,000 Shares; and (iii) each remaining Eligible Director, other than an Eligible Director first elected to the Board within the 12 months immediately preceding and including such meeting, will be granted an option to purchase 4,000 Shares. No Eligible Director shall be entitled to more than one grant per Annual Stockholders Meeting pursuant to this paragraph 5(c).

   (d) The options granted will be nonstatutory stock options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and shall have the following terms and conditions:

       (i) PRICE. The purchase price per Share deliverable upon the exercise of each option shall be 100% of the Fair Market Value per Share on the date the option is granted. For purposes of this Plan, Fair Market Value shall be the closing sales price as reported on the Nasdaq National Market on the date in question, or, if the Shares shall not have traded on such date, the closing sales price on the first date prior thereto on which the Shares were so traded.

       (ii) PAYMENT. Options may be exercised only upon payment of the purchase price thereof in full. Such payment shall be made in cash or, unless otherwise determined by the Board, in Shares, which shall have a Fair Market Value (determined in accordance with the rules of paragraph
    (i) above) at least equal to the aggregate exercise price of the Shares being purchased, or a combination of cash and Shares.

       (iii) EXERCISABILITY AND TERM OF OPTIONS. Options shall be exercisable in whole or in part at all times during the period beginning on the date of grant until the earlier of ten years from the date of grant and the expiration of the one year period provided in paragraph (iv) below.

       (iv) TERMINATION OF SERVICE AS ELIGIBLE DIRECTOR. Upon termination of a participant's service as a Director for any reason, all outstanding options shall be exercisable in whole or in part for a period of one year from the date upon which the participant ceases to be a Director, provided that in no event shall the options be exercisable beyond the period provided for in paragraph (iii) above.

       (v) NONTRANSFERABILITY OF OPTIONS. No option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant otherwise than by will or the laws of descent and distribution, and during the lifetime of the participant to whom an option is granted it may be exercised only by the participant or by the participant's guardian or legal representative. Notwithstanding the foregoing, options may be transferred pursuant to a qualified domestic relations order.

       (vi) LISTING AND REGISTRATION. Each option shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of Shares thereunder, no such option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board.

        (vii) OPTION AGREEMENT. Each option granted hereunder shall be evidenced by an agreement with the Company which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.

6. ADJUSTMENT OF AND CHANGES IN SHARES

   In the event of a stock split, stock dividend, subdivision or combination of the Shares or other change in corporate structure affecting the Shares, the number of Shares authorized by the Plan shall be increased or decreased proportionately, as the case may be, and the number of Shares subject to any outstanding option shall be increased or decreased proportionately, as the case may be, with appropriate corresponding adjustment in the purchase price per Share thereunder.

7. NO RIGHTS OF STOCKHOLDERS

   Neither a Participant nor a Participant's legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company in respect of any Shares purchasable upon the exercise of any option, in whole or in part, unless and until certificates for such Shares shall have been issued.

8. PLAN AMENDMENTS

   The Plan may be amended by the Board, as it shall deem advisable or to conform to any change in any law or regulation applicable thereto; provided, that the Board may not, without the authorization and approval of stockholders of the Company: (i) increase the number of Shares which may be purchased pursuant to options hereunder, either individually or in the aggregate, except as permitted by Section 6, (ii) change the requirement of
Section 5(d) that option grants be priced at Fair Market Value, except as permitted by Section 6, (iii) modify in any respect the class of individuals who constitute Eligible Directors or (iv) materially increase the benefits accruing to Participants hereunder. The provisions of Sections 3 and/or 5 may not be amended more often than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules under either such statute.

9. EFFECTIVE DATE AND DURATION OF PLAN

   The Plan shall become effective on the day of the Company's Annual Stockholders Meeting at which the Plan is approved by Stockholders. The Plan shall terminate the day following the tenth Annual Stockholders Meeting at which Directors are elected succeeding the Annual Stockholders Meeting at which the Plan was approved by Stockholders, unless the Plan is extended or terminated at an earlier date by Stockholders or is terminated by exhaustion of the Shares available for issuance hereunder.

PROXY                                                                    PROXY

                           PATHOGENESIS CORPORATION
               ANNUAL MEETING OF STOCKHOLDERS -- JULY 10, 1996
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

   The undersigned stockholder in PathoGenesis Corporation (the "Company") hereby constitutes and appoints Wilbur H. Gantz and Alan R. Meyer, and each them, his true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of the Company, on Wednesday, July 10, 1996, 6:00 p.m., Pacific Daylight Savings Time, or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of the Annual Meeting of Stockholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR THE APPROVAL OF PROPOSALS 2 AND 3.

           (Continued and to be signed and dated on the other side)

                           PATHOGENESIS CORPORATION
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

[                                                                            ]

THE DIRECTORS RECOMMEND A VOTE
FOR ALL NOMINEES AND PROPOSALS 2 AND 3.

                                           -------------------------------
                                                       COMMON


1. Election of Directors
 FOR all nominees listed below             For    Withheld   For All
 (except as marked in the contrary,                           Except
 see instruction below)
 WITHHOLD AUTHORITY in vote for all        [ ]      [ ]       [ ]
 nominiees listed below
 Alan R. Meyer and Michael J. Montgomery
 INSTRUCTION: TO WITHHOLD AUTHORITY
 TO VOTE FOR ANY INDIVIDUAL
 NOMINEE,LINE THROUGH THE NAME OF
 THE NOMINEE ABOVE.


2. Proposal to approve the                  For   Against   Abstain
PathoGenesis Corporation 1996
Stock Option Plan for                       [ ]     [ ]       [ ]
Non-Employee Directors.


3. Proposal to ratify                       For   Against   Abstain
the appointment of KPMG Peat
Marwick LLP as independent                  [ ]     [ ]       [ ]
accountants.


The above named proxies are
granted the authority, in their
discretion, to act upon such
other matters as may properly come
before the meeting or any
postponement or adjournment
thereof.


Date:                                      ,1996
     --------------------------------------


Signature(s)
            ------------------------------------


Signatures
          --------------------------------------
Please sign exactly as your name appears and return this proxy immediately in the enclosed stamped self-addressed envelope.


                                       2